SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 Amendment No. 1



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 5, 1998


                                   VRB Bancorp
                    ---------------------------------------
             (Exact Name of Registrant as specified in its charter)


Oregon                        000-25932                       93-0892559
--------------------------------------------------------------------------------
(State or other                     (Commission              (IRS Employer
jurisdiction of                     File Number)           Identification No.
of incorporation)

110 Pine St., Rogue River, Oregon                                97537
--------------------------------------------------------------------------------
Address of Principal Executive Office                           Zip Code


Registrant's telephone number including area code:   541-582-3216
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

      On January 5, 1998, the registrant, through its wholly-owned subsidiary, Valley of the Rogue Bank ("VRB"), completed the acquisition of Colonial Banking Company ("Colonial Bank"), an Oregon banking corporation with principal offices in Grants Pass, Oregon. Prior to the acquisition, Colonial Bank operated five branch offices in southern Oregon, one of which, in Rogue River, has been consolidated with VRB's main office.

      Pursuant to a Stock Option Agreement, dated July 24, 1997, between VRB and shareholders of Investors Banking Corporation ("IBC"), a registered bank holding company and 81% shareholder of Colonial Bank, VRB acquired all of the outstanding shares of IBC. Following liquidation of IBC, VRB effected a statutory merger of Colonial Bank into VRB.

      The terms and conditions of the acquisition, including the consideration, were negotiated at arms-length, and were previously reported in a registration statement on Form S-1 (Commission file no. 333-37167) relating to a public offering of 1,150,000 shares of the registrant's common stock. The proceeds of the offering provided approximately $8.8 million of the consideration for the acquisition, with the balance coming from VRB's other cash resources. Consideration for the acquisition of Colonial Bank was paid in cash, and totaled approximately $17.3 million, including $12.6 million paid to shareholders and holders of stock options of IBC and $3.1 million paid to minority shareholders of Colonial Bank. Prior to the closing of the acquisition, Colonial Bank paid approximately $1.6 million to cancel outstanding options to acquire Colonial Bank stock.

Item 7.  Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired.

            Audited financial statements of Colonial Banking Company for the years ended December 31, 1997, 1996, and 1995, are filed as Appendix A to this Form 8K beginning on page F-1.

      (b)   Pro Forma Financial Information.

      The following pro forma combined financial information of VRB gives effect to the acquisition of Colonial Bank as of December 31, 1997.

      The pro forma combined balance sheet was prepared as if the acquisition had occurred on December 31, 1997. The pro forma statement of income was prepared as if the acquisition had occurred prior to the beginning of the fiscal year presented.

      The pro forma combined balance sheet and statements of income are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the acquisition actually occurred on the dates indicated.

                        PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1997

                                                         Historical
                                                   ----------------------
                                                              Colonial
                                                       VRB     Banking     Acquisition     Pro Forma
                                                     Bancorp   Company     Adjustments     Combined
                                                   ----------  ----------  ------------    ----------
                                                   (audited)  (audited)
ASSETS
Cash and due from banks ........................   $  21,144   $   2,884   $      --       $  24,028
Federal funds sold .............................      22,500       8,930     (15,708)(A)      15,722
                                                   ---------   ---------   ---------       ---------
     Total cash and cash equivalents ...........      43,644      11,814     (15,708)         39,750
Investments ....................................      40,806       5,189          13 (B)      46,008
Loans, net of allowance for loan losses and ....     115,414      92,560          --         207,974
  unearned income
Premises and equipment, net ....................       4,412       1,816          --           6,228
Accrued interest and other assets ..............       1,637       1,693         (24)(B)       3,306
Goodwill .......................................         741          --       9,442 (A)      10,194
                                                                                  11 (B)
                                                   ---------   ---------   ---------       ---------
     Total assets ..............................   $ 206,654   $ 113,072   $  (6,266)      $ 313,460
                                                   =========   =========   =========       =========
LIABILITIES
Deposits .......................................   $ 173,176   $ 104,406   $      --       $ 277,582
Borrowed funds .................................          --         249          --             249
Accrued interest and other liabilities .........       1,617       2,151          --           3,768
                                                   ---------   ---------   ---------       ---------
     Total liabilities .........................     174,793     106,806          --         281,599

SHAREHOLDER'S EQUITY
Preferred Stock ................................          --       1,502      (1,502)(A)          --
Common Stock ...................................      18,463       1,180      (1,180)(A)      18,463
Surplus ........................................          --       3,402      (3,402)(A)          --
Unrealized gain on available-for-sale securities          49          --          --              49
Retained earnings ..............................      13,349         182        (182)(A)      13,349
                                                   ---------   ---------   ---------       ---------
     Total shareholders' equity ................      31,861       6,266      (6,266)         31,861

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....   $ 206,654   $ 113,072   $  (6,266)      $ 313,460
                                                   =========   =========   =========       =========


                     PRO FORMA COMBINED STATEMENT OF INCOME

                     For the Year Ended December 31, 1997

                                                         Historical
                                                   ----------------------
                                                              Colonial
                                                       VRB     Banking     Acquisition     Pro Forma
                                                     Bancorp   Company     Adjustments     Combined
                                                   ----------  ----------  ------------    ----------
                                                   (audited)  (audited)

INTEREST INCOME
Interest and fees on loans .....................   $  11,444   $   8,765   $    --         $  20,209
Interest on investment securities ..............       2,448         590        --             3,038
Federal funds sold .............................       1,063         361        (864)(C)         560
                                                   ----------  ----------  ----------      ----------
     Total interest income .....................      14,955       9,716        (864)         23,807
                                                   ----------  ----------  ----------      ----------
INTEREST EXPENSE
Interest-bearing demand deposits ...............       2,415         693        --             3,108
Savings deposits ...............................         337         298        --               635
Time deposits ..................................       1,310       3,199        --             4,509
Borrowed funds .................................        --            15        --                15
                                                   ----------  ----------  ----------      ----------
     Total interest expense ....................       4,062       4,205        --             8,267
                                                   ----------  ----------  ----------      ----------
     Net interest income .......................      10,893       5,511        (864)         15,540

PROVISION FOR LOAN LOSSES ......................         250         674        --               924
                                                   ----------  ----------  ----------      ----------
Net interest income after provision
   for loan losses .............................      10,643       4,837        (864)         14,616
                                                   ----------  ----------  ----------      ----------
NON-INTEREST INCOME
Service charges on deposit accounts ............       1,020         365        --             1,385
Other operating income .........................         651         432        --             1,083
                                                   ----------  ----------  ----------      ----------
     Total non-interest income .................       1,671         797        --             2,468
                                                   ----------  ----------  ----------      ----------
NON-INTEREST EXPENSE
Salaries and benefits ..........................       4,120       3,364      (1,751)(D)       5,733
Net occupancy ..................................         814         525        --             1,339
Goodwill amortization ..........................          80        --           629 (E)          709
Other expenses .................................       1,859         750        --             2,609
                                                   ----------  ----------  ----------      ----------
     Total non-interest expenses ...............       6,873       4,639      (1,122)         10,390
                                                   ----------  ----------  ----------      ----------
INCOME BEFORE INCOME TAXES .....................       5,441         995         258           6,694
PROVISION FOR INCOME TAXES .....................       1,737         351        (328)(F)       2,425
                                                                                 665 (G)
                                                   ----------  ----------  ----------      ----------
NET INCOME .....................................   $   3,704   $     644   $     (79)      $   4,269
                                                   ==========  ==========  ==========      ==========
BASIC EARNINGS PER SHARE .......................                                           $    0.58
                                                                                           ==========
DILUTED EARNINGS PER SHARE .....................                                           $    0.58
                                                                                           ==========
WEIGHTED AVERAGE SHARES OUTSTANDING ............                                               7,345
                                                                                           ==========

(A) In accordance with the Plan of Merger, and pursuant to the Stock Option Agreement, VRB purchased all of the shares of IBC at an aggregate exercise price equal to $12.6 million. IBC then liquidated into VRB and VRB acquired Colonial, by merger, through the redemption of the remaining common and preferred stock owned by the minority shareholders for $43.36 per share. The total purchase price of $15,708,000 was paid by liquidation of federal funds sold.

(B) The acquisition of Colonial was accounted for using the purchase method of accounting under generally accepted accounting principles. Accordingly, the net assets of Colonial have been adjusted to their approximate fair value as of December 31, 1997 for a combined decrease in assets of $11,000. IBC has no significant net assets other than its investment in Colonial.

(C) The amount represents estimated loss of earnings from funds used to purchase Colonial, assuming such funds would have earned a rate equivalent to the average federal funds rate of 5.44% experienced during the period presented.

(D) In accordance with the Plan of Merger, prior to the acquisition, Colonial cashed out 47,599 common and preferred stock options at an amount equal to the difference between the weighted average exercise price of $10.61 and $43.36 per share. Colonial also made severance payments to certain senior officers equivalent to one year's salary. Both of these events, which totaled $1,751,000, are considered material non-recurring charges directly attributable to the acquisition of Colonial, and are therefore, excluded from the pro forma combined statement of income.

(E) The amount represents amortization of goodwill created as a result of the acquisition of Colonial, assuming a 15-year amortization period.

(F) The estimated tax effect of the transactions described in Note C has been computed at a combined statutory tax rate of 38% in effect during the period presented.

(G) The amount represents the tax effect of the non-recurring transactions described in Note D at an effective tax rate of 38%.


      (c)   Exhibits.

            The following  exhibits are being filed  herewith or  incorporated by reference:

            2.1 Stock Option Agreement, dated July 24, 1997, by and among Valley of the Rogue Bank and the shareholders of Investors Banking Corporation *

            2.2 Plan of Merger, dated September 30, 1997, by and between Valley of the Rogue Bank and Colonial Banking Company *

            23.1  Consent of Moss Adams LLP



         *  Incorporated  by  reference  to  the   registrant's   registration
            statement on Form S-1 (Commission file number 333-37167) as declared effective by the Commission on November 12, 1997.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VRB BANCORP
                                    (Registrant)


Date:  March 20, 1998         By:   /s/ Tom Anderson
                                    Tom Anderson,
                                    Executive Vice President

                        INDEX TO FINANCIAL STATEMENTS



Colonial Banking Company                                                 Page

Independent Auditor's Report.............................................F-2

Balance Sheets...........................................................F-3

Statements of Income.....................................................F-4

Statements of Changes in Shareholders' Equity............................F-5

Statements of Cash Flows.................................................F-6

Notes to Financial Statements............................................F-7



Note: These financial statements have not been reviewed, or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

                         INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Shareholders
Colonial Banking Company:



We have audited the accompanying balance sheets of Colonial Banking Company as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1997, 1996, and 1995. These financial statements are the responsibility of Colonial Banking Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Banking Company as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years ended December 31, 1997, 1996, and 1995, in conformity with generally accepted accounting principles.



                                          Moss Adams LLP
                                          Portland, Oregon
                                          January 16, 1998

                        COLONIAL BANKING COMPANY

                             BALANCE SHEETS

                             (in thousands)

                                                                December 31,
                                                             -------------------
ASSETS                                                         1997       1996
                                                             ---------  --------

Cash and due from banks ..................................   $  2,884   $  1,873
Federal funds sold .......................................      8,930      6,385
                                                             --------   --------
     Total cash and cash equivalents .....................     11,814      8,258
                                                             --------   --------
Held-to-maturity securities ..............................      4,769     13,348
Federal Home Loan Bank stock .............................        420        389
Loans held-for-sale ......................................        110        181
Loans, net of allowance for loan losses
  and unearned income ....................................     92,450     73,026
Premises and equipment, net ..............................      1,816      1,524
Accrued interest and other assets ........................      1,693      1,164
                                                             --------   --------
     Total assets ........................................   $113,072   $ 97,890
                                                             ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Demand deposits .......................................   $  8,330   $  7,462
   Interest-bearing demand deposits ......................     28,298     22,569
   Savings deposits ......................................     17,214     18,666
   Time deposits .........................................     50,564     42,844
                                                             --------   --------
     Total deposits ......................................    104,406     91,541
   Accrued interest and other liabilities ................      2,151        328
   Long-term debt ........................................        249        271
                                                             --------   --------
     Total liabilities ...................................    106,806     92,140
                                                             --------   --------
Commitments and contingencies (Note 11)

Shareholders' equity
   Preferred stock, non-voting, $10.50 par value;
     160,857 shares authorized, 143,008 shares
     issued and outstanding ..............................      1,502      1,502
   Common stock, $5 par value, 2,000,000 shares
     authorized, 235,993 shares issued and outstanding ...      1,180      1,180
   Surplus ...............................................      3,402      2,302
   Undivided profits .....................................        182        766
                                                             --------   --------
     Total shareholders' equity ..........................      6,266      5,750
                                                             ========   ========
     Total liabilities and shareholders' equity ..........   $113,072   $ 97,890
                                                             ========   ========


   The accompanying notes are an integral part of these financial statements.

                            COLONIAL BANKING COMPANY

                              STATEMENTS OF INCOME

                                 (in thousands)


                                                      Years Ended December 31,
                                                   ----------------------------
                                                       1997     1996     1995
                                                      -------  -------  -------
INTEREST INCOME
Interest and fees on loans ..........................   $8,765   $6,061   $5,000
Interest on investment securities held-to-maturity:
  State and municipal subdivisions ..................       20       43       50
  U.S. Treasuries and agencies ......................      570      852      740
Interest on federal funds sold ......................      361      680      296
Interest on deposits with banks .....................       --       --        4
                                                        ------   ------   ------
  Total interest income .............................    9,716    7,636    6,090
                                                        ------   ------   ------
INTEREST EXPENSE
Interest-bearing demand deposits ....................      693      516      461
Savings deposits ....................................      298      333      437
Time deposits .......................................    3,199    2,715    1,931
Other borrowings ....................................       15       17       21
                                                        ------   ------   ------
  Total interest expense ............................    4,205    3,581    2,850
                                                        ------   ------   ------
     Net interest income ............................    5,511    4,055    3,240

PROVISION FOR LOAN LOSSES ...........................      674      428      234
                                                        ------   ------   ------
  Net interest income after provision for loan losses    4,837    3,627    3,006
                                                        ------   ------   ------
NON-INTEREST INCOME
Service charges on deposit accounts .................      365      386      374
Other service charges and fees ......................      335      286      241
Gains on sale of mortgage loans, net ................       97      100       77
                                                        ------   ------   ------
  Total non-interest income .........................      797      772      692
                                                        ------   ------   ------
NON-INTEREST EXPENSE
Salaries and benefits ...............................    3,364    1,443    1,202
Net occupancy .......................................      525      509      458
Communications ......................................       80       91      109
FDIC insurance premium ..............................       40       40       78
Supplies ............................................       46       53       48
Professional fees ...................................       61       35       24
Other expenses ......................................      523      486      470
                                                        ------   ------   ------
  Total non-interest expenses .......................    4,639    2,657    2,389
                                                        ------   ------   ------
INCOME BEFORE INCOME TAXES ..........................      995    1,742    1,309
PROVISION FOR INCOME TAXES ..........................      351      649      449
                                                        ------   ------   ------
NET INCOME ..........................................   $  644   $1,093   $  860
                                                        ======   ======   ======
BASIC EARNINGS PER COMMON AND COMMON ................   $ 2.19   $ 4.16   $ 3.10
   EQUIVALENT SHARE
                                                        ======   ======   ======
DILUTED EARNINGS PER COMMON AND COMMON ..............   $ 1.70   $ 2.73   $ 2.16
   EQUIVALENT SHARE
                                                        ======   ======   ======



   The accompanying notes are an integral part of these financial statements.

                            COLONIAL BANKING COMPANY

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 (in thousands)

                                                                                                       Total
                                           Preferred Stock      Common Stock             Undivided  Shareholders'
                                           Shares    Amount    Shares   Amount   Surplus   Profits     Equity
                                          ------------------    ---------------  -------   -------  -----------
BALANCE, December 31, 1994 ...........       143   $ 1,500       236   $ 1,179   $ 1,155   $   215    $ 4,049
Exercise of preferred stock options ..        --         2        --        --        --        --          2
Exercise of common stock options .....        --        --        --         1         1        --          2
Cash dividends paid on preferred stock        --        --        --        --        --      (128)      (128)
Net income ...........................        --        --        --        --        --       860        860
                                          -------  --------   -------  --------  --------  --------   --------
BALANCE, December 31, 1995 ...........       143     1,502       236     1,180     1,156       947      4,785
Transfer to surplus ..................        --        --        --        --     1,146    (1,146)        --
Cash dividends paid on preferred stock        --        --        --        --        --      (128)      (128)
Net income ...........................        --        --        --        --        --     1,093      1,093
                                          -------  --------   -------  --------  --------  --------   --------
BALANCE, December 31, 1996 ...........       143     1,502       236     1,180     2,302       766      5,750
Transfer to surplus ..................        --        --        --        --     1,100    (1,100)        --
Cash dividends paid on preferred stock        --        --        --        --        --      (128)      (128)
Net income ...........................        --        --        --        --        --       644        644
                                          -------  --------   -------  --------  --------  --------   --------
BALANCE, December 31, 1997 ...........       143   $ 1,502       236   $ 1,180   $ 3,402   $   182    $ 6,266
                                          =======  ========   =======  ========  ========  ========   ========




   The accompanying notes are an integral part of these financial statements.

                            COLONIAL BANKING COMPANY

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)


                                                                           Years Ended December 31,
                                                                     ---------------------------------
                                                                        1997        1996        1995
                                                                     ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income .....................................................   $    644    $  1,093    $    860
  Adjustments to reconcile net income to net cash from
       operating activities:
     Depreciation and amortization ...............................        206         213         203
     Provision for loan losses ...................................        674         428         234
     Gains on sales of mortgage loans, net .......................        (97)       (100)        (77)
     Deferred taxes ..............................................       (275)       (165)       (117)
     Originations of mortgage loans held-for-sale ................     (7,227)     (6,993)     (5,994)
     Proceeds from sales of mortgage loans .......................      7,337       6,993       6,110
  Change in cash due to changes in certain assets and liabilities:
     Increase in accrued interest and other assets ...............       (254)        (80)        (97)
     Increase (decrease) in accrued interest and other liabilities      1,823        (256)        180
                                                                     ---------   ---------   ---------
          Net cash from operating activities .....................      2,831       1,133       1,302
                                                                     ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in interest-bearing deposits with banks ...........         --          --         594
  Purchases of investment securities held-to-maturity ............         --      (7,674)     (3,164)
  Proceeds from maturities and calls of investment securities ....      8,548       9,983       3,678
     held-to-maturity
  Net increase in loans ..........................................    (20,040)    (18,925)    (12,732)
  Purchases of premises and equipment ............................       (498)        (44)       (452)
                                                                     ---------   ---------   ---------
     Net cash from investing activities ..........................    (11,990)    (16,660)    (12,076)
                                                                     ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits .......................................     12,865      13,568      19,883
  Net decrease in short-term borrowings ..........................         --          --      (1,225)
  Proceeds from issuance of preferred stock ......................         --          --         102
  Repayment of long-term debt ....................................        (22)        (22)        (18)
  Cash dividends paid on preferred stock .........................       (128)       (128)       (128)
  Net proceeds from exercise of preferred stock options ..........         --          --           2
  Net proceeds from exercise of common stock options .............         --          --           2
                                                                     ---------   ---------   ---------
     Net cash from financing activities ..........................     12,715      13,418      18,618
                                                                     ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH FLOW EQUIVALENTS ........      3,556      (2,109)      7,844

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................      8,258      10,367       2,523
                                                                     ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR .........................   $ 11,814    $  8,258    $ 10,367
                                                                     =========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest .........................................   $  4,130    $  3,351    $  2,690
                                                                     =========   =========   =========
  Cash paid for taxes ............................................   $    562    $  1,104    $    534
                                                                     =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                           COLONIAL BANKING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                       December 31, 1997, 1996 and 1995


NOTE 1 - Organization And Summary Of Significant Accounting Policies

Description of business - The Bank is a state-chartered institution authorized to provide banking services by the State of Oregon. With its headquarters in Grants Pass, Oregon, the Bank also has branch operations in Josephine and Jackson County, Oregon. The Bank is subject to the regulations of certain Federal and State agencies and undergoes periodic examinations by those regulatory authorities.

Management's estimates and assumptions - In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Investment securities - The Bank is required to specifically identify under generally accepted accounting principles its investment securities as "held-to-maturity," "available-for-sale," or "trading accounts." Accordingly, management has determined that all investment securities held at December 31, 1997, 1996, and 1995, are "held-to-maturity" and conform to the following accounting policies:

Securities held-to-maturity - Bonds, notes, and debentures for which the Bank has the intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans,  net of  allowance  for loan  losses  and  unearned  income - Loans  are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Interest on loans is calculated by using the simple-interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectable, based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the reserve based on their judgment of information available to them at the time of their examinations.

Impaired loans are carried at the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's market price, or the fair value of the collateral if the loan is collateral dependent. Accrual of interest is discontinued on impaired loans when management believes, after
considering   economic  and  business   conditions,   collection  efforts,  and
collateral position, that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan.

Loansheld-for-sale - Mortgage loans held-for-sale are carried at the lower of cost or estimated market value. Market value is determined on an aggregate loan basis. At December 31, 1997 and 1996, mortgage loans held-for-sale were carried at cost which approximated market.

Premises and equipment - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on straight-line and accelerated methods over the shorter of estimated useful lives of the assets or terms of the leases.

Income taxes - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Statement  of cash  flows  - Cash  equivalents  are  generally  all  short-term investments with a maturity of three months or less. Cash and cash equivalents normally include cash on hand, amounts due from banks, and federal funds sold.

Off-balance-sheet financial instruments - The Bank holds no derivative financial instruments. However, in the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit as well as commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair value of financial instruments - The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate their fair value.

Held-to-maturity   securities   -  Fair  values  for   investment   securities,
excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

Loans receivable - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts, and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Long-term debt - The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest - The carrying amounts of accrued interest approximate their fair values.

Off-balance-sheet instruments - The Bank's off-balance-sheet instruments include unfunded commitments to extend credit and standby letters of credit. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

Advertising - Advertising costs are generally charged to expense during the year in which they are incurred.

Stock  options - In  October  1995 the  Financial  Accounting  Standards  Board
(FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument.

This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement were elected, SFAS No. 123 requires supplemental disclosure to show the effects of using the new measurement criteria. The Bank has elected to continue using the measurement prescribed by APB Opinion No. 25, and accordingly, this pronouncement has had no affect on the Bank's financial position or results of operations.

Recently issued accounting standards - In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" which the Bank is required to adopt for years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. When adopted, the unrealized gain or loss on available-for-sale securities will be recognized as a component of comprehensive income.

Other  issued  but  not  yet  required  FASB   statements   are  not  currently
applicable to the Bank's operations.

Reclassifications - Certain reclassifications have been made to the 1996 and 1995 financial statements to conform with current year presentations.

NOTE 2 -Investment Securities

The amortized cost and estimated market values of investment securities at December 31, 1997 and 1996, are as follows (in thousands):


                                                                Gross       Gross     Estimated
                                                   Amortized  Unrealized  Unrealized    Market
                                                      Cost      Gains       Losses       Value
                                                   ---------  ----------  ----------  ---------
December 31, 1997
Held-to-maturity securities:
  U.S. Government and agency securities .........   $  4,320   $     15    $     --    $  4,335
  Obligations of state and political subdivisions         95          1          --          96
  Mortgage-backed securities ....................        354         --          (3)        351
                                                    --------   --------    --------    --------
                                                    $  4,769   $     16    $     (3)   $  4,782
                                                    ========   ========    ========    ========
December 31, 1996
Held-to-maturity securities:
  U.S. Government and agency securities .........   $  9,806   $     22    $    (14)   $  9,814
  U.S. Treasury securities ......................      1,988         --          (7)      1,981
  Obligations of state and political subdivisions        892          2          --         894
  Mortgage-backed securities ....................        662          7          --         669
                                                    --------   --------    --------    --------
                                                    $ 13,348   $     31    $    (21)   $ 13,358
                                                    ========   ========    ========    ========

The amortized cost and estimated market value of investment securities held-to-maturity at December 31, 1997, by contractual maturity, are shown below (in thousands). Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are listed separately as their estimated average lives vary according to changes in interest rates.

                                                   Amortized         Estimated
                                                      Cost         Market Value
                                                   ---------       ------------
Due in one year or less .........................   $  946            $  942
Due after one year through five years ...........    3,469             3,489
Mortgage-backed securities ......................      354               351
                                                    -------           -------
                                                    $4,769            $4,782
                                                    =======           =======

Investment securities with a carrying value of approximately $323,000 and $505,000 were pledged at December 31, 1997 and 1996, respectively, to secure Federal Home Loan Bank borrowings. At December 31, 1997 and 1996, investment securities with an amortized cost of $250,000 and $477,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. The FHLB stock is not actively traded but is redeemable by FHLB at its current book value.

NOTE 3 - Loans and Reserve for Loan Losses

The loan portfolio consisted of the following (in thousands):

                                                       1997              1996
                                                     --------          --------
Real estate:
   Commercial ..............................         $  6,500          $  6,366
   Construction ............................           11,810             9,238
   Mortgage ................................           62,835            46,997
   Installment .............................            2,256             2,574
   Commercial ..............................           11,508             9,527
                                                     --------          --------
                                                     $ 94,909          $ 74,702
Less:
   Allowance for loan loss .................           (1,898)           (1,297)
   Unearned income .........................             (561)             (379)
                                                     --------          --------
                                                     $ 92,450          $ 73,026
                                                     ========          ========

The following is an analysis of the changes in the allowance for loan losses (in thousands):

                                                  1997        1996        1995
                                                -------     -------     -------
Beginning balance ..........................    $ 1,297     $   981     $   775
Provision for loan losses ..................        674         428         234
Losses .....................................        (76)       (118)        (37)
Recoveries .................................          3           6           9
                                                -------     -------     -------
Ending balance .............................    $ 1,898     $ 1,297     $   981
                                                =======     =======     =======

There were no impaired loans at December 31, 1997 or 1996.


NOTE 4 - Premises and Equipment

Premises, furniture, and equipment consisted of the following (in thousands):

                                                         1997             1996
                                                       -------          -------
Land .........................................         $   199          $   199
Buildings ....................................           1,996            1,952
Furniture and equipment ......................             971              892
                                                       -------          -------
                                                         3,166            3,043
Less accumulated depreciation ................          (1,350)          (1,519)
                                                       -------          -------
                                                       $ 1,816          $ 1,524
                                                       =======          =======

NOTE 5 - Accrued Interest and Other Assets

Accrued interest and other assets consisted of the following (in thousands):

                                                           1997            1996
                                                          ------          ------
Accrued interest receivable ....................          $  690          $  713
Prepaid expenses ...............................              68              91
Deferred taxes .................................             536             261
Income tax refund receivable ...................             253              --
Other assets ...................................             146              99
                                                          ------          ------
                                                          $1,693          $1,164
                                                          ======          ======


NOTE 6 - Time Deposits

Time certificates of deposit of $100,000 and over, aggregated $9,160,000 and $6,228,000 at December 31, 1997 and 1996, respectively.

At December 31, 1997, the scheduled maturities for time deposits is as follows (in thousands):

          1998                                      $ 34,133
          1999                                         9,539
          2000                                         5,254
          2001                                           763
          2002 and thereafter                            875
                                                    ---------
                                                    $ 50,564
                                                    =========


NOTE 7 - Income Taxes

The income tax provision consisted of the following (in thousands):

                                                 1997         1996         1995
                                                -----        -----        -----
Current .................................       $ 626        $ 814        $ 566
Deferred ................................        (275)        (165)        (117)
                                                -----        -----        -----
Provision for income taxes ..............       $ 351        $ 649        $ 449
                                                =====        =====        =====

Deferred income taxes represent the tax effect of differences in timing between financial income and taxable income. Deferred income taxes, according to the timing differences which caused them, were as follows (in thousands):

                                                     1997       1996       1995
                                                    -----      -----      -----
Accounting loan loss provision in excess ......     $(231)     $(120)     $ (78)
   of tax provision
Accounting depreciation in excess of tax ......       (19)       (27)       (16)
   depreciation
Accrued to cash basis conversion ..............       (37)       (34)       (40)
Federal Home Loan Bank stock dividends ........        12         13          8
Other differences .............................        --          3          9
                                                    -----      -----      -----
                                                    $(275)     $(165)     $(117)
                                                    =====      =====      =====

The net deferred tax benefits included in other assets in the accompanying balance sheets include the following components (in thousands):

                                                                1997        1996
                                                                ----        ----
Deferred tax assets:
  Loan loss reserve ....................................        $630        $395
  Accumulated depreciation .............................          19          --
                                                                ----        ----
                                                                 649         395
                                                                ----        ----
Deferred tax liabilities:
  Cash to accrual conversion ...........................          69         103
  Federal Home Loan Bank stock dividends44 .............          32
                                                                ----        ----
                                                                 113         135
                                                                ----        ----
Net deferred tax asset .................................        $536        $261
                                                                ====        ====


Management believes, based upon the Bank's historical performance, net deferred tax assets will be realized in the normal course of operations and, accordingly, management has not reduced net deferred tax assets by a valuation allowance.

The  tax  provision  differs  from  the  federal  statutory  rate  of  34%  due principally to the effect of tax exemptions for interest received on municipal investments. The 1997 and 1995 provisions for income taxes reflect a reduction in the state income tax rate from 6.6% to 3.8% and 3.3%, respectively.

A reconciliation between the statutory federal income tax rate and the effective tax rate is as follows (in thousands):

                                                    1997       1996       1995
                                                   -----      -----      -----
Federal income taxes at statutory rate ........    $ 338      $ 592      $ 444
State income tax expense, net of federal ......       38        115         43
   income tax benefit
Other .........................................      (25)       (58)       (38)
                                                   -----      -----      -----
                                                   $ 351      $ 649      $ 449
                                                   =====      =====      =====
Effective tax rate ............................       35%        37%        34%
                                                   =====      =====      =====


NOTE 8 - Financial Instruments With Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve elements of credit and interest-rate risk similar to the amounts recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and financial guarantees written, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that a significant amount of loan commitments are drawn upon by customers. While most commercial letters of credit are not utilized, a significant portion of such utilization is on an immediate payment basis. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include cash, accounts receivable, inventory, premises and equipment, and income-producing commercial properties.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds cash, marketable securities, or real estate as collateral supporting those commitments for which collateral is deemed necessary.

The Bank has not been required to perform on any financial guarantees during the past two years, and has not incurred any losses on its commitments in 1997, 1996, or 1995.

A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1997 and 1996, follows (in thousands):

                                                             1997          1996
                                                           -------       -------
Commitments to extend credit .......................       $10,737       $10,252
Commercial and standby letters of credit ...........           336           352
                                                           -------       -------
                                                           $11,073       $10,604
                                                           =======       =======

NOTE 9 -    Fair Values of Financial Instruments

The following table estimates fair value and the related carrying values of the Bank's financial instruments (in thousands):

                                                   1997                1996
                                           ------------------  ------------------
                                           Carrying    Fair    Carrying    Fair
                                            Amount     Value    Amount     Value
                                           --------  --------  --------  --------
Financial assets:
  Cash and due from banks ...............   $ 2,884   $ 2,884   $ 1,873   $ 1,873
  Federal funds sold ....................   $ 8,930   $ 8,930   $ 6,385   $ 6,385
  Securities held-to-maturity ...........   $ 4,769   $ 4,782   $13,348   $13,358
  Federal Home Loan Bank stock ..........   $   420   $   420   $   389   $   389
  Loans held-for-sale ...................   $   110   $   112   $   181   $   184
  Loans, net of allowance for loan losses   $92,450   $93,509   $73,026   $74,135
  Accrued interest and other assets .....   $ 1,693   $ 1,693   $ 1,164   $ 1,164
Financial liabilities:
  Demand and savings deposits ...........   $53,842   $51,153   $48,697   $48,697
  Time deposits .........................   $50,564   $53,356   $42,844   $42,829
  Long-term debt ........................   $   249   $   242   $   271   $   258
  Accrued interest and other liabilities    $ 2,151   $ 2,151   $   328   $   328


While estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such items at December 31, 1997 and 1996, the estimated fair values would necessarily have been achieved at that date. Since market values may differ depending on various circumstances, the estimated fair values at December 31, 1997 and 1996, should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.


NOTE 10 -  Concentrations of Credit

All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities are not significantly concentrated within any one region of the United States. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers as of December 31, 1997.


NOTE 11 -  Commitments and Contingencies

In the ordinary course of business, the Bank becomes involved in various litigation arising from normal banking activities. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the financial position or results of operations.

The Bank leases certain branch premises and equipment. The following is a schedule of future minimum lease payments under operating leases in effect as of December 31, 1997 (in thousands):

          Years Ending December 31,
               1998                              $   124
               1999                                  127
               2000                                  129
               2001                                  131
               2002                                  128
          Thereafter                                 441
                                               ----------
          Total minimum payments required        $ 1,080
                                               ==========

Total rental expense was $143,000,  $144,000,  and $132,000 in 1997,  1996, and
1995, respectively.


NOTE 12 -  Borrowings from Federal Home Loan Bank (FHLB)

At December 31, 1997 and 1996, the Bank had long-term borrowings from the FHLB totaling $249,000 and $271,000, respectively, with fixed interest rates ranging from 5.50% to 6.61%. The borrowings require monthly principal and interest payments and mature from 2008 through 2010. All borrowings from FHLB are collateralized by a blanket pledge agreement on FHLB stock, funds on deposit with FHLB, investments, and loans.


NOTE 13 -  Stock Option Plans

The Bank established a nonqualified preferred and common stock option plan (the Stock Plan) for key employees. The Stock Plan provided that the exercise price of options would be the estimated fair market value at the date of grant.

In the fourth quarter of 1997, the Bank cancelled all of its outstanding stock options. Employees were paid $1,559,000 on January 2, 1998, for the cancellation of these options. This amount is accrued in the December 31, 1997, financial statements in other liabilities and has been recorded as salaries and benefits expense.


NOTE 14 -  Employee Benefit Plans

The Bank maintains a profit sharing plan (the Plan) that covers substantially all employees of the Bank. Contributions to the Plan are made solely at the discretion of the Board of Directors, and totaled approximately $32,000,
$34,000,  and  $26,000  in  1997,  1996,  and  1995,  respectively.   Effective
February 1, 1998, the Plan will be merged into Valley of the Rogue Bank's Profit Sharing Plan (see Note 18).


NOTE 15 -  Earnings Per Common and Common Equivalent Shares

In 1997, the FASB issued SFAS No. 128, "Earnings Per Share" which is effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 replaced standards for computing and presenting earnings per share and requires a dual presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans. Comparative earnings per share data for the years ended December 31, 1997, 1996, and 1995, have been restated to conform with the current year presentation. The following table illustrates the computations of basic and diluted earnings per share for the years ended December 31, 1997, 1996, and 1995 (dollars in thousands except per share amounts):


                                                                  Income (Loss)    Shares    Per Share
1997                                                               (Numerator)  (Denominator)  (Amount)
----------------------------------------------------------------   -----------  -------------  --------
BASIC EARNINGS PER SHARE
  Net income .....................................................   $    644
  Less: Preferred stock dividends ................................       (128)
                                                                     --------
  Income available to common shareholders ........................   $    516         236    $   2.19
                                                                     ========    ========    ========
DILUTED EARNINGS PER SHARE
  Income available to common shareholders ........................   $    516         236
  Plus income impact of assumed conversions
    Preferred stock dividends ....................................        128         143
                                                                     --------    --------
  Net income available to common shareholders ....................   $    644         379    $   1.70
    plus assumed conversions
                                                                     ========    ========    ========
1996
----------------------------------------------------------------
BASIC EARNINGS PER SHARE
Net income .......................................................   $  1,093
Less: Preferred stock dividends ..................................       (128)
                                                                     --------
Income available to common shareholders ..........................   $    965         236    $   4.16
                                                                     ========    ========    ========
DILUTED EARNINGS PER SHARE
Income available to common shareholders ..........................   $    965         236
Plus income impact of assumed conversions
Preferred stock dividends ........................................        128         143
Stock options ....................................................                     22
                                                                     --------    --------
Net income available to common shareholders ......................   $  1,093         401    $   2.73
   plus assumed conversions
                                                                     ========    ========    ========
1995
----------------------------------------------------------------
BASIC EARNINGS PER SHARE
Net income .......................................................   $    860
Less: Preferred stock dividends ..................................       (128)
                                                                     --------
Income available to common shareholders ..........................   $    732         236    $   3.10
                                                                     ========    ========    ========
DILUTED EARNINGS PER SHARE
Income available to common shareholders ..........................   $    732         236
Plus income impact of assumed conversions
Preferred stock dividends ........................................        128         143
Stock options ....................................................                     20
                                                                     --------    --------
Net income available to common shareholders ......................   $    860         399    $   2.16
   plus assumed conversions
                                                                     ========    ========    ========

NOTE 16 -  Transactions With Related Parties

Certain directors, executive officers, and principal shareholders are customers of and have had banking transactions with the Bank in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, do not involve more than the normal risk of collectability or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, principal shareholders, and companies with which they are associated was as follows (in thousands):

                                                        1997               1996
                                                       -----              -----
Beginning balance ........................             $ 220              $  69
Loans made ...............................               402                198
Loans paid ...............................               (44)               (47)
                                                       =====              =====
Ending balance ...........................             $ 578              $ 220
                                                       =====              =====

NOTE 17 -  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the regulatory agencies categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.


                                                                                               To Be Well
                                                                                            Capitalized Under
                                                                          For Capital       Prompt Corrective
                                                         Actual        Adequacy Purposes    Action Provisions
                                                     ---------------  -------------------   ------------------
(in thousands)                                       Amount   Ratio   Amount     Ratio      Amount     Ratio
                                                     ------  -------  ------  -----------   ------   ---------
As of December 31, 1997
  Total capital to risk-weighted assets              $7,196   8.5%    $6,791   Gt/= 8.0%    $8,489   Gt/=10.0%
  Tier I capital to risk-weighted assets             $5,298   6.2%    $3,396   Gt/= 4.0%    $5,093   Gt/= 6.0%
  Tier I capital to average assets .....             $5,298   4.0%    $5,340   Gt/= 4.0%    $6,675   Gt/= 5.0%

As of December 31, 1996
  Total capital to risk-weighted assets              $6,756   9.7%    $3,573   Gt/= 8.0%    $6,967   Gt/=10.0%
  Tier I capital to risk-weighted assets             $6,226   8.9%    $2,786   Gt/= 4.0%    $4,180   Gt/= 6.0%
  Tier I capital to average assets .....             $6,226   6.5%    $3,857   Gt/= 4.0%    $4,821   Gt/= 5.0%


NOTE 18 -  Subsequent Events

Effective January 5, 1998, VRB Bancorp purchased all of the outstanding shares of Investors Banking Corporation (IBC), Colonial Banking Company's primary shareholder, for $41 per share. Simultaneously with the acquisition of these shares, IBC was liquidated and Colonial Banking Company was merged into VRB Bancorp. The minority shareholders of Colonial Banking Company were paid $43.36 per share for their remaining shares of Colonial Banking Company.

                           EXHIBIT INDEX



2.1 Stock Option Agreement, dated July 24, 1997, by and among Valley of the Rogue Bank and the shareholders of Investors Banking Corporation *

2.2 Plan of Merger, dated September 30, 1997, by and between Valley of the Rogue Bank and Colonial Banking Company *

23.1  Consent of Moss Adams LLP





* Incorporated by reference to the registrant's registration statement on Form S-1 (Commission file number 333-37167) as declared effective by the Commission on November 12, 1997.